UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 29, 2011
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

CleanTech Biofuels, Inc. (the “Company”) issued a promissory note on September 1, 2010 to CMS Acquisition, LLC (“CMS”) in the amount of $100,000 (the “Note”) that was due to mature on February 28, 2011. On February 11, 2011, the Company and CMS entered into an amendment extending the due date to May 15, 2011 while paying $25,000 on the Note and all accrued interest to date.

On May 31, 2011, the Company and CMS entered into Amendment No. 2 extending the due date to July 15, 2011 while increasing the interest rate on the outstanding balance of the Note to 10%.

On July 29, 2011, the Company and CMS entered into Amendment No. 3 extending the due date to October 15, 2011.

A copy of Amendment No. 3, dated July 29, 2011, is attached as Exhibit 10.24 and is incorporated herein by reference. The foregoing description of Amendment No. 3 is qualified in its entirety by reference to the full text of such agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.24	Amendment No. 3 dated July 29, 2011 to a Promissory note issued in favor of CMS Acquisition, LLC dated September 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: August 1, 2011	By:	/s/ Edward P. Hennessey
Name : Edward P. Hennessey
Title: Chief Executive Officer and President

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